Exhibit 10.1

SERIES A REDEEMABLE CONVERTIBLE PREFERRED STOCK

PURCHASE AGREEMENT

This Series A Redeemable Convertible Preferred Stock Purchase Agreement (this “Agreement”), is made as of September 29, 2023 by and among ProFrac Holding Corp., a Delaware corporation (the “Company”) and the investors listed on Exhibit A attached to this Agreement (each a “Purchaser” and together the “Purchasers”).

RECITALS

A. The Purchasers desire to purchase from the Company, and the Company desires to sell to the Purchasers, in exchange for cash, shares of the Company’s Series A Redeemable Convertible Preferred Stock, $0.01 par value per share (“Series A Preferred Stock”) in accordance with the terms and conditions set forth in this Agreement.

AGREEMENT

1. Purchase and Sale of Preferred Stock. The Company shall adopt and file with the Secretary of State of the State of Delaware on or before the Closing (as defined below) the Certificate of Designation of the Series A Redeemable Convertible Preferred Stock in the form attached to this Agreement as Exhibit B (the “Certificate of Designation”) as an amendment to the Company’s Second Amended and Restated Certificate of Incorporation dated March 22, 2023 (as so amended, the “Certificate”).

1.1 Sale and Issuance of Series A Preferred Stock. Subject to the terms and conditions of this Agreement, each Purchaser agrees to purchase at the Closing, and the Company agrees to sell and issue to each Purchaser at the Closing, that number of shares of Series A Preferred Stock set forth opposite each Purchaser’s name on Exhibit A, at a purchase price of $1,000.00 per share (the “Shares”). The purchase price for the Shares issued to the Purchasers shall be payable by wire transfer of immediately available funds to a bank account designated by the Company.

1.2 Closing; Delivery.

(a) The purchase and sale of the Shares shall take place remotely via the exchange of documents and signatures, at 10 a.m. ET, on the date hereof, or at such other time and place as the Company and the Purchasers mutually agree, orally or in writing (which time and place are designated as the “Closing”).

(b) At the Closing, the Company shall cause its books and records to reflect the purchase of the Shares by the Purchasers against payment of the purchase price therefor.

1.3 Use of Proceeds. The net proceeds of the sale of Shares hereunder shall be used by the Company for the prepayment of indebtedness, working capital and general corporate purposes.

1.4 Resale Registration Statement. Subject to the other applicable provisions of this Agreement, the Company shall file within a reasonable period of time of the date hereof, and use commercially reasonable efforts to cause to go effective as promptly as practicable thereafter, a registration statement covering (or amend an existing registration statement to cover) the sale or distribution from time to time by the Purchasers of all of the Shares, including any shares of Class A Common Stock (as defined below) hereafter acquired by any Purchaser pursuant to the conversion of the Shares in accordance with the Certificate of Designation (together, the (“Registrable Securities”), on Form S-3 (except if the Company is not then eligible to register for resale the Registrable Securities on Form S-3, then such registration shall be on another appropriate form (including Form S-1)) and shall provide for the registration of such Registrable Securities for resale by such Purchasers until such time as all such Registrable Securities have been sold or disposed of by the Purchasers and/or such time that all Registrable Securities then held by Purchasers may be sold on a single day pursuant to Rule 144 under the Securities Act.

1.5 Certain Defined Terms Used in this Agreement. In addition to the terms defined elsewhere in this Agreement, the following terms used in this Agreement shall be construed to have the meanings set forth or referenced below.

(a) “Code” means the Internal Revenue Code of 1986, as amended.

(b) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(c) “Knowledge” including the phrase “to the Company’s knowledge” shall mean the actual knowledge of each officer of the Company, after reasonable investigation and assuming such knowledge as the individual would have as a result of the reasonable performance of his or her duties in the ordinary course.

(d) “Material Adverse Effect” means a material adverse effect on the business, assets (including intangible assets), liabilities, financial condition, property or results of operations of the Company.

(e) “Person” means any individual, corporation, partnership, trust, limited liability company, association or other entity.

(f) “Purchaser” means each of the Purchasers who is a party to this Agreement.

(g) “SEC” means the United States Securities and Exchange Commission.

(h) “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

2. Representations and Warranties of the Company.

2.1 The Company and each of its subsidiaries is an entity duly formed or incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its formation, incorporation or organization, with the requisite power and authority to own, lease and operate its properties and conduct its business as presently conducted and to enter into, deliver and perform its obligations under this Agreement. Neither the Company nor any of its subsidiaries is in violation or default of any of the provisions of its respective certificate of incorporation, bylaws or other organizational or charter documents. Each of the Company and its subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not reasonably be expected to have a Material Adverse Effect and no proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

2.2 The authorized capital of the Company consists, immediately prior to the Closing, of 1,050,000,000 shares of capital stock (collectively, the “Capital Stock”), classified as (i) 50,000,000 shares of preferred stock, $0.01 par value per share, of which 50,000 have been designated as Series A Redeemable Convertible Preferred Stock; (ii) 600,000,000 shares of Class A common stock, $0.01 par value per share (“Class A Common Stock”); and (iii) 400,000,000 shares of Class B common stock, $0.01 par value per share. All of the issued and outstanding shares of Capital Stock have been duly authorized, are fully paid and nonassessable and were issued in compliance with all applicable federal and state securities laws.

2.3 All corporate action required to be taken by the Company to authorize the Company to enter into this Agreement and to issue the Shares at the Closing and the Class A Common Stock issuable upon conversion of the Shares, has been taken or will be taken prior to the Closing. All action on the part of the Company necessary for the execution and delivery of this Agreement, the performance of all obligations of the Company under this Agreement to be performed as of the Closing, and the issuance and delivery of the Shares has been taken or will be taken prior to the applicable Closing. This Agreement, when executed and delivered by the Company, shall constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with its terms except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally, and as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

2.4 The Shares, when sold, issued, and delivered in accordance with the terms and for the consideration set forth in this Agreement, will be validly issued, fully paid and nonassessable, free and clear of any liens or other restrictions (other than those under applicable securities laws), and will not have been issued in violation of or subject to any preemptive or similar rights created under the Company’s certificate of incorporation or bylaws or the Delaware General Corporation Law.

2.5 The Shares have not been registered for resale under any state or federal securities laws and may not be sold unless so registered or pursuant to an exemption from applicable registration requirements. Assuming the accuracy of the representations and warranties of the Purchasers in Section 3 of this Agreement and subject to the filing of the Certificate of Designation and timely filings pursuant to Regulation D of the Securities Act, and applicable state securities laws, the Shares will be issued in compliance with all applicable federal and state securities laws. The Class A Common Stock issuable upon conversion of the Shares has been duly reserved for issuance, and upon issuance in accordance with the terms of the Certificate, will be validly issued, fully paid and nonassessable.

2.6 Assuming the accuracy of the representations and warranties made by the Purchasers in Section 3 of this Agreement, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority or any self-regulatory body or securities exchange or other Person in connection with the execution, delivery and performance by the Company of this Agreement is required on the part of the Company in connection with the consummation of the transactions contemplated by this Agreement, except for (i) the filing of the Certificate of Designation, which will have been filed as of the Closing, (ii) filings with the SEC, and (iii) filings pursuant to Regulation D of the Securities Act, and applicable state securities laws, which have been made or will be made in a timely manner.

2.7 The Company is not in violation or default of any instrument, judgment, order, writ or decree, under any note, indenture or mortgage, under any lease, agreement, contract or purchase order to which it is a party or by which it is bound, or to its knowledge, of any provision of federal or state statute, rule or regulation applicable to the Company, in each case, the violation or default of which would have a Material Adverse Effect. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not result in any such violation or constitute either (i) a default under any such provision, instrument, judgment, order, writ, decree, contract or agreement; or (ii) an event which results in the creation of any lien, charge or encumbrance upon any assets of the Company or the suspension, revocation, forfeiture, or nonrenewal of any material permit or license applicable to the Company, in each case, the default or event of which would have a Material Adverse Effect.

2.8 Assuming the accuracy of the Purchaser’s representations and warranties set forth in this Agreement, no registration under the Securities Act is required for the offer and sale of the Shares by the Company to the Purchaser hereunder. The Shares (i) were not offered by any form of general solicitation or general advertising and (ii) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act or any state securities laws.

3. Representations and Warranties of the Purchasers. Each Purchaser hereby represents and warrants to the Company, severally and not jointly, that:

3.1 The Purchaser has full power and authority to enter into this Agreement and consummate the transactions contemplated hereby. When executed and delivered by the Purchaser, this Agreement will constitute valid and legally binding obligations of the Purchaser, enforceable against such Purchaser in accordance with their terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and any other laws of general application affecting enforcement of creditors’ rights generally, and as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

3.2 This Agreement is made with the Purchaser in reliance upon the Purchaser’s representation to the Company, which by the Purchaser’s execution of this Agreement, the Purchaser hereby confirms, that the Shares to be acquired by the Purchaser will be acquired for investment for the Purchaser’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, the Purchaser further represents that the Purchaser does not presently have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participations to such Person or to any third Person, with respect to any of the Shares. The Purchaser has not been formed for the specific purpose of acquiring the Shares.

3.3 The Purchaser acknowledges and agrees that the Shares are being offered in a transaction not involving any public offering within the meaning of the Securities Act and that the Shares have not been registered under the Securities Act. The Purchaser acknowledges and agrees that the Shares may not be offered, resold, transferred, pledged or otherwise disposed of by the Purchaser absent an effective registration statement under the Securities Act except (i) to the Company or a subsidiary thereof, (ii) pursuant to another applicable exemption from the registration requirements of the Securities Act, and in each of clauses (i) and (ii) in accordance with any applicable securities laws of the states and other jurisdictions of the United States. If certificated, any certificates representing the Shares shall contain a restrictive legend to such effect and any book entry of the Shares will include a notation to such effect. The Purchaser acknowledges and agrees that it has been advised to consult legal counsel and tax and accounting advisors prior to making any offer, resale, transfer, pledge or disposition of any of the Shares.

3.4 The Purchaser acknowledges and agrees that the Purchaser is purchasing the Shares directly from the Company. The Purchaser further acknowledges that there have been no representations, warranties, covenants and agreements made to the Purchaser by or on behalf of the Company, any of its respective affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing or any other person or entity, expressly or by implication, other than those representations, warranties, covenants and agreements of the Company expressly set forth in Section 2 of this Agreement.

3.5 The Purchaser acknowledges and agrees that the Purchaser has received such information as the Purchaser deems necessary in order to make an investment decision with respect to the Shares, including, with respect to the Company, the business of the Company and its subsidiaries. The Purchaser acknowledges and agrees that the Purchaser and the Purchaser’s professional advisor(s), if any, have had the full opportunity to ask such questions, receive such answers and obtain such information as the Purchaser and such Purchaser’s professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Shares.

3.6 The Purchaser became aware of this offering of the Shares solely by means of direct contact between the Purchaser and the Company and the Shares were offered to the Purchaser solely by direct contact between the Purchaser and the Company. The Purchaser did not become aware of this offering of the Shares, nor were the Shares offered to the Purchaser, by any other means. The Purchaser acknowledges that the Shares (i) were not offered to it by any form of general advertising or, to its knowledge, general solicitation, and (ii) are not being offered to it in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws. The Purchaser acknowledges that it is not relying upon, and has not relied upon, any statement, representation or warranty made by any person, firm or corporation (including, without limitation, the Company or any of its affiliates, or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing), other than the representations and warranties of the Company contained in Section 2 of this Agreement, in making its investment or decision to invest in the Company.

3.7 The Purchaser acknowledges that it is aware that there are substantial risks incident to the purchase and ownership of the Shares, including those set forth in its reports filed with the SEC. The Purchaser has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Shares, and the Purchaser has sought such accounting, legal and tax advice as the Purchaser has considered necessary to make an informed investment decision and the Purchaser has made its own assessment and has satisfied itself concerning relevant tax and other economic considerations relative to its purchase of the Shares. Alone, or together with its professional advisor(s), the Purchaser has adequately analyzed and fully considered the risks of an investment in the Shares and determined that the Shares are a suitable investment for the Purchaser and that the Purchaser is able at this time and in the foreseeable future to bear the economic risk of a total loss of the Purchaser’s investment in the Company.

3.8 The Purchaser is an “accredited investor” (as defined in Rule 501(a) of Regulation D promulgated under the Securities Act).

3.9 The Purchaser acknowledges that it is not relying upon any Person in making its investment or decision to invest in the Company. The Purchaser agrees that neither any Purchaser nor the respective controlling Persons, officers, directors, partners, agents, or employees of any Purchaser shall be liable to any other Purchaser for any action heretofore taken or omitted to be taken by any of them in connection with the purchase of the Shares.

3.10 If the Purchaser is an individual, then the Purchaser resides in the state or province identified in the address of the Purchaser set forth on Exhibit A; if the Purchaser is not an individual, then the Purchaser is resident in the state or provide of the office or offices of the Purchaser in which its principal place of business is identified in the address or addresses of the Purchaser set forth on Exhibit A.

3.11 Each Purchaser acknowledges that the Company will rely on the acknowledgments, understandings, agreements, representations and warranties of the Purchaser contained in this Agreement, including Schedule A hereto, and any certifications provided herewith.

4. Conditions to the Purchasers’ Obligations at Closing. The obligations of each Purchaser to purchase Shares at the Closing are subject to the fulfillment, on or before the Closing, of each of the following conditions, unless otherwise waived:

4.1 The representations and warranties of the Company contained in Section 2 shall be true and correct in all respects as of such Closing.

4.2 The Company shall have performed and complied with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by the Company on or before the Closing.

4.3 The Company shall have filed the Certificate of Designation with the Secretary of State of the State of Delaware on or prior to the Closing, which shall continue to be in full force and effect as of the Closing.

5. Conditions of the Company’s Obligations at Closing. The obligations of the Company to sell Shares to the Purchasers at the Closing are subject to the fulfillment, on or before the Closing, of each of the following conditions, unless otherwise waived:

5.1 The representations and warranties of each Purchaser contained in Section 3 shall be true and correct in all respects as of such Closing.

5.2 The Purchasers shall have performed and complied with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by them on or before such Closing.

5.3 All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Shares pursuant to this Agreement shall be obtained and effective as of such Closing.

6. Miscellaneous.

6.1 Unless otherwise set forth in this Agreement, the representations and warranties of the Company and the Purchasers contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing and shall in no way be affected by any investigation or knowledge of the subject matter thereof made by or on behalf of the Purchasers or the Company.

6.2 The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

6.3 This Agreement shall be governed by the internal law of the State of Delaware without regard to conflict of law principles that would result in the application of any law other than the law of the State of Delaware.

6.4 This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

6.5 The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

6.6 All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt, or (a) personal delivery to the party to be notified, (b) when sent, if sent by electronic mail during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) business day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next business day delivery, with written verification of receipt. All communications shall be sent to the respective parties at their address as set forth on Exhibit A, or to such e-mail address or address as subsequently modified by written notice given in accordance with this Subsection 6.6. If notice is given to the Company, it shall be sent to 333 Shops Blvd. Ste. 301, Willow Park, TX 76087, Attention: Legal Department, with a copy (which shall not constitute notice) to Brown Rudnick LLP, One Financial Center, Boston, MA 02110, Attention: Stephen Best and Samuel Williams.

6.7 Each party represents that it neither is nor will be obligated for any finder’s fee or commission in connection with this transaction. Each Purchaser agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which each Purchaser or any of its officers, employees or representatives is responsible. The Company agrees to indemnify and hold harmless each Purchaser from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

6.8 Except as set forth in Subsection 1.2(a) of this Agreement, any term of this Agreement may be amended, terminated or waived only with the written consent of the Company and the holders of a majority of the then-outstanding Shares; provided, however, that, any amendment or waiver that would materially and adversely affect any Purchaser (unless the Purchaser(s) so affected consents to such amendment or waiver in writing) shall require the written consent of the Company and the holders of at least seventy-five percent (75%) of the then-outstanding Shares. Any amendment or waiver effected in accordance with this Subsection 6.8 shall be binding upon the Purchasers and each transferee of the Shares (or the Common Stock issuable upon conversion thereof), each future holder of all such securities, and the Company.

6.9 This Agreement may be executed and delivered in one or more counterparts (including by facsimile or any other form of electronic delivery (including .pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com or other transmission method)) by different parties in separate counterparts, with the same effect as if all parties hereto had signed the same document. All counterparts so executed and delivered shall be construed together and shall constitute one and the same agreement.

6.10 The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

6.11 No delay or omission to exercise any right, power or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

6.12 This Agreement (including the Exhibits hereto) and the Certificate of Designation constitute the full and entire understanding and agreement between the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties are expressly canceled.

6.13 EACH PARTY HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE OTHER TRANSACTION AGREEMENTS, THE SECURITIES OR THE SUBJECT MATTER HEREOF OR THEREOF. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS (INCLUDING NEGLIGENCE), BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THIS SECTION HAS BEEN FULLY DISCUSSED BY EACH OF THE PARTIES HERETO AND THESE PROVISIONS WILL NOT BE SUBJECT TO ANY EXCEPTIONS. EACH PARTY HERETO HEREBY FURTHER WARRANTS AND REPRESENTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL

6.14 The parties hereto acknowledge and agree that irreparable damage may occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement, without posting a bond or undertaking and without proof of damages, to seek to enforce specifically the terms and provisions of this Subscription Agreement, this being in addition to any other remedy to which such party is entitled at law, in equity, in contract, in tort or otherwise.

6.15 All actions or other proceedings brought by any party regarding this Agreement’s validity, interpretation, performance, enforcement, or otherwise will be brought and litigated exclusively in the courts located in the State of Delaware. The parties hereby waive any objections to such jurisdiction, forum, or venue. Service of process, summons, notice, or other document by mail to such party’s address set forth in this Agreement will be effective service of process for any such action or proceeding brought in any such court or jurisdiction.

6.16 Except as otherwise provided herein, this Agreement shall be binding upon, and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives, and permitted assigns, and the agreements, representations, warranties, covenants and acknowledgments contained herein shall be deemed to be made by, and be binding upon, such heirs, executors, administrators, successors, legal representatives and permitted assigns.

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The parties have executed this Series A Preferred Stock Purchase Agreement as of the date first written above.

COMPANY:

PROFRAC HOLDING CORP.

By:	/s/ Lance Turner
Name:	Lance Turner
Title:	Chief Financial Officer

PURCHASERS:

THRC HOLDINGS, LP
By: THRC Management, LLC, its General Partner

By:	/s/ Matt Wilks
Name:	Matt Wilks
Title:	Vice President, Investments

FARJO HOLDINGS, LP
By: FARJO Management, LLC, its General Partner

By:	/s/ Farris C. Wilks
Name:	Farris C. Wilks
Title:	Manager

SIGNATURE PAGE TO SERIES A PREFERRED STOCK PURCHASE AGREEMENT

EXHIBITS

Exhibit A -	Schedule of Purchasers

Exhibit B -	Certificate of Designation

EXHIBIT A

SCHEDULE OF PURCHASERS

Name and Address Purchaser	Payment in Cash	Number of Series A Shares
THRC Holdings, LP 17018 IH 20 Cisco, TX 76437	$30,000,000	30,000
FARJO Holdings, LP 17018 IH 20 Cisco, TX 76437	$20,000,000	20,000

EXHIBIT B

Certificate of Designation

(attached)